Exhibit 21.1

Subsidiary Information
As of February 22, 2023

Entity Name	Jurisdiction of Incorporation
Bausch & Lomb Argentina S.R.L.	Argentina
Waicon Vision S.A.	Argentina
AcuFocus Australia Pty. Ltd.	Australia
Bausch & Lomb (Australia) Pty Ltd	Australia
Bausch & Lomb Australia Holdings Pty Ltd.	Australia
Bausch & Lomb Gesellschaft m.b.H.	Austria
BAUSCH HEALTH LLC	Belarus
Bausch & Lomb Pharma S.A.	Belgium
BL Indústria Ótica Ltda.	Brazil
Beijing Bausch & Lomb Eyecare Company Ltd	China
Shandong Bausch & Lomb Freda New Packaging Materials Co., Ltd.	China
Shandong Bausch & Lomb Freda Pharmaceutical Co. Ltd.	China
Bausch & Lomb (Shanghai) Trading Co., Ltd.	China
PHARMASWISS društvo s ograničenom odgovornošću za trgovinu i usluge (aka PharmaSiwss d.o.o. Croatia)	Croatia
Bausch & Lomb France S.A.S.	France
Laboratoire Chauvin S.A.S.	France
Bausch & Lomb GmbH	Germany
B L E P Holding GmbH	Germany
Dr. Gerhard Mann chem.-pharm. Fabrik GmbH	Germany
Grundstückverwaltungsgesellschaft Dr. G.M. chem.-pharm. Fabrik GmbH	Germany
Technolas Perfect Vision GmbH	Germany
Dr. Robert Winzer Pharma GmbH	Germany
Bausch Health Hellas Single-Member Pharmaceuticals Société Anonyme (aka Bausch Health Hellas)	Greece
Bausch & Lomb (Hong Kong) Limited	Hong Kong
Sino Concept Technology Limited	Hong Kong
Bausch & Lomb India Private Limited	India
PT Bausch Lomb Indonesia	Indonesia
Bausch + Lomb Ireland Limited	Ireland
Bausch & Lomb-IOM S.P.A.	Italy
Bausch & Lomb Japan kabushiki Kaisha (aka B.L.J. Company Limited)	Japan
Bausch Health LLP (fka Valeant LLP)	Kazakhstan
Bausch & Lomb Korea Co. Ltd. (Korean name- Chusik Hoesa Bausch & Lomb Korea)	Korea
Bescon Co., Ltd.	Korea
Bausch Health Korea Co., Ltd.	Korea
Bausch & Lomb (Malaysia) Sdn. Bhd.	Malaysia
Bausch & Lomb México Holdings, S.A. de C.V.	Mexico
Natur Produkt Europe B.V.	Netherlands
Bausch+Lomb Netherlands B.V.	Netherlands
Bausch+Lomb Dutch Holdings B.V.	Netherlands

Bausch & Lomb (New Zealand) Limited	New Zealand
Bausch Health Peru, S.R.L.	Peru
Bausch & Lomb Philippines Inc.	Philippines
Bausch & Lomb Poland sp. z.o.o.	Poland
Valeant Med. sp. z.o.o.	Poland
Bausch Health Romania S.R.L.	Romania
Bausch Health Limited Liability Company (aka Bausch Health LLC)	Russian Federation
Bausch & Lomb (Singapore) Private Limited	Singapore
Bausch and Lomb (South Africa) Pty Limited	South Africa
Soflens (Proprietary) Limited	South Africa
Bausch & Lomb S.A.	Spain
Bausch & Lomb Nordic AB	Sweden
Bausch & Lomb Swiss AG	Switzerland
Bausch & Lomb Taiwan Limited	Taiwan
Bausch & Lomb (Thailand) Limited	Thailand
Bausch & Lomb Sağlik ve Optik Ürünleri Ticaret A.Ş.	Turkey
Bausch Health Trading DWC - LLC	UAE
“Bausch Health” Limited Liability Company (aka “Bausch Health” LLC)	Ukraine
Bausch & Lomb U.K. Limited	United Kingdom
Sterimedix Limited	United Kingdom
Visioncare Devices, Inc.	California
AcuFocus, Inc.	Delaware
AcuFocus Holdings, Inc.	Delaware
Audrey Enterprise, LLC	Delaware
Bausch Foundation LLC	Delaware
Bausch & Lomb Americas Inc.	Delaware
Bausch & Lomb South Asia, Inc.	Delaware
Eye Essentials LLC	Delaware
Synergetics IP, Inc.	Delaware
Unilens Corp. USA	Delaware
Unilens Vision Sciences Inc.	Delaware
Total Titanium Inc.	Illinois
Synergetics, Inc.	Missouri
Alden Optical Laboratories, Inc.	New York
Bausch & Lomb Incorporated	New York
Paragon BioTeck, Inc.	Nevada